UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2022

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Common Stock, $0.01 par value	SXC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Appointment and Promotion of Katherine T. Gates

On December 8, 2022, the Board of Directors (the “Board”) of SunCoke Energy, Inc. (the “Company”) unanimously appointed Katherine T. Gates, age 46, to the position of President of the Company effective January 1, 2023, and as a member of the Board effective as of the same date. Mr. Michael G. Rippey, the Company’s current President and Chief Executive Officer, will continue to serve as Chief Executive Officer from the date of Ms. Gates’ promotion to President.

Ms. Gates joined the Company in February 2013. She has been a member of the Company’s senior leadership team since 2015, when she was appointed as Senior Vice President, General Counsel and Chief Compliance Officer, and she has held various positions of increasing responsibility since then, including her current role as the Company’s Senior Vice President, Chief Legal Officer and Chief Human Resources Officer, since 2019. In addition, from October 2015 through June 2019, she served as a director on the board of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., the Company’s former publicly traded master limited partnership subsidiary. Ms. Gates began her legal career in private practice as a Partner at Beveridge & Diamond, P.C., where she served on the firm’s Management Committee, addressing budget, compensation, commercial, and other issues.

Ms. Gates will stand for election at the Company’s 2023 Annual Meeting of Stockholders. As an employee of the Company, Ms. Gates will not serve on any independent Board committees and, consistent with the Company’s director compensation policies, she will receive no additional compensation for services as a director.

As the Company’s President, Ms. Gates will receive an annual base salary of $661,500 and will be eligible to receive an annual non-equity incentive plan award with a targeted value of 80% of her base salary. Ms. Gates also will be eligible to receive annual long-term incentive compensation awards, with a targeted value of 150% of her base salary, with applicable performance and vesting metrics as determined by the Compensation Committee of the Company’s Board of Directors.

There are no arrangements or understandings between Ms. Gates and any other persons pursuant to which she was promoted to President or selected as a director. Additionally, Ms. Gates has no family relationships with any director or other executive officer of the Company, and does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing Ms. Gates’ promotion is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 12, 2022 (included herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ John J. DiRocco, Jr.
John J. DiRocco, Jr.
Vice President, Assistant General Counsel & Corporate Secretary

Date: December 12, 2022